Exhibit 23.1



November 17, 2005


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:/Madams:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 12, 2005 appearing in the Annual Report on Form 10-KSB of GREM USA for the year ended
December 31, 2004 and to the reference to our Firm under the heading "Experts" in this Registration Statement.




/s/Michael Johnson & Co., LLC
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Michael Johnson & Co., LLC
Denver, Colorado